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                                                                     EXHIBIT 4.1



    AMALGAMATED (BY ARRANGEMENT) UNDER THE CANADA BUSINESS CORPORATIONS ACT

----------------                                                  -------------
     NUMBER                                                          SHARES

 AC
----------------                                                  -------------

                           GOLDEN STAR RESOURCES LTD.

                                                               CUSIP 38119T 10 4

                                    SPECIMEN

THIS CERTIFIES THAT


is the registered holder of


FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

                           GOLDEN STAR RESOURCES LTD.

Registration of the transfer of the shares represented by this certificate may be made only in a securities register of the Corporation upon presentation of this certificate properly endorsed, subject to compliance with the requirements of the laws governing the Corporation and the by-laws of the Corporation.

This certificate shall not be valid until countersigned by the Transfer Agent and Registrar or the Co-Transfer Agent and Co-Registrar of the Corporation.

In Witness Whereof the said Corporation has caused this certificate to be signed by its duly authorized officer.

                                     DATED:

                          COUNTERSIGNED AND REGISTERED

   THE R-M TRUST COMPANY             OR         MELLON SECURITIES TRUST COMPANY
TRANSFER AGENT AND REGISTRAR                  CO-TRANSFER AGENT AND CO-REGISTRAR


  /s/ DAVID K. FAGIN
--------------------------
      David K. Fagin
         Chairman

                                             By: _______________________________
                                                        Authorized Officer

 The Shares represented by this Certificate are transferable at the offices of The R-M Trust Company in Montreal, Toronto or Vancouver and at the office of Mellon Securities Trust Company in New York.










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Until the Separation Time (defined in the Rights Agreement referred to below), this certificate evidences rights of the holder described in a Rights Agreement, dated April 24, 1996, as supplemented and amended (the "Rights Agreement"), between Golden Star Resources Ltd. (the "Corporation") and The R-M Trust Company, the terms of which are incorporated herein by reference and a copy of which is on file at the head office of the Corporation. Under certain circumstances set out in the Rights Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

              PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

                    [ ] [ ] [ ] - [ ] [ ] [ ] - [ ] [ ] [ ]


________________________________________________________________________________
                        (Name and address of transferee)

________________________________________________________________________________


_________________________________________________________________________ shares registered in the name of the undersigned on the books of the Corporation named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints

___________________________________________________________________ the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Corporation with full power of substitution hereunder.


        DATED:



-------------------------------------      -------------------------------------
       (Signature of Witness)                    (Signature of Shareholder)


NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange.


        Signature Guaranteed By: